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                                                                      EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the following Registration Statements of Unocal Corporation, Registration Statements on Form S-8 (Nos. 33-43231, 33-43232, 33-65461, 333-09685, 333-25039 and 333-36987) and Registration
Statements on Form S-3 (Nos. 33-54861-01 and 33-63719) of our report, which includes an explanatory paragraph regarding Unocal Corporation's change in its method of accounting for the impairment of long-lived assets and long-lived assets to be disposed of in 1995, which appears on page 53 of this Annual Report on Form 10-K.



COOPERS & LYBRAND L. L. P.
Los Angeles, California
March 30, 1998